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MIDWEST AIR GROUP, INC.
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Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin  53154

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

May 29, 2007

MIDWEST AIR GROUP ANNOUNCES NEXT PHASE OF STRATEGIC PLAN:
BRINGS CHOICE TO CUSTOMERS

Signature and Saver Seating To Be Available on All Midwest Airlines Aircraft in 2008;
Move Expected to Significantly Boost Revenue and Reduce Unit Costs

Milwaukee, Wisconsin, May 29, 2007 – Midwest Air Group, Inc. (AMEX: MEH), parent company of Midwest Airlines, today announced the next phase of the company’s strategic plan, which will offer customers the choice of Signature and Saver seating on all flights. The dual-seating option, representing an innovative approach for configuring single-class aircraft for domestic travel, will be available this fall on flights on the airline’s MD-80 aircraft and in mid-2008 on its Boeing 717 fleet.

Signature Service – currently offered on Boeing 717 flights – features competitively priced fares and two-across, wide leather seats with exceptional legroom. Saver Service – now available on longer-distance MD-80 flights to mostly leisure destinations – features low fares and two-by-three seating with generous legroom.

“Today’s announcement builds on Midwest’s long legacy of differentiation to better serve customers,” explained Timothy E. Hoeksema, chairman and chief executive officer. “By providing seating options, we are providing customers the opportunity to make personal choices based on seating preference and cost, while still enjoying the same award-winning service they have come to expect from Midwest Airlines.”

Key features of the new seating option on Midwest’s longer-distance, leisure-oriented MD-80 aircraft will include:

•

12 wide Signature seats, arranged in three rows of two-by-two, offering exceptional legroom;

•

132 Saver seats offering generous legroom, among the roomiest coach seats in the industry;

•

All seats covered in Midwest’s trademark brown leather;

•

Signature seats available for an incremental fee;

•

The same onboard amenities and “The best care in the air” service provided to all passengers.

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Key features of the new seating option on Midwest’s Boeing 717 aircraft will include:

•

40 wide Signature seats, arranged in 10 rows of two-by-two, offering a 36” pitch and providing 2-3 more inches of legroom than current Signature seating;

•

59 Saver seats offering generous legroom, among the roomiest coach seats in the industry;

•

All seats covered in Midwest’s trademark brown leather;

•

More lower-fare seats to popular business markets with strong leisure demand;

•

Signature seating automatically provided to passengers traveling on select unrestricted fares. Other passengers will be able to take advantage of Signature seating for an incremental fee;

•

The same onboard amenities and “The best care in the air” service provided to all passengers.

“This is part of the continuing evolution of Midwest’s business model to meet changing market conditions,” Hoeksema pointed out. “We routinely review all aspects of our product, including seating configuration, in conjunction with our strategic planning process. The dual-seating initiative was seriously considered in 2003, extensively analyzed by Midwest and consultants starting in 2005, and adopted as a critical element of our strategic plan in mid-2006.” He added that timing of the implementation is being driven by enhancements in industry distribution technology, which are now in development.

According to Hoeksema, the dual-seating option is expected to enhance long-term shareholder value by increasing revenue while reducing unit costs.

In current Saver markets, the company expects to generate additional revenue from the sale of higher-value Signature seats. In current Signature markets, added revenue generation is expected to result from capturing market share currently lost due to lack of capacity in high load factor markets or those that are slot-constrained, like Washington, D.C. Reagan National and New York La Guardia. The added capacity will also provide the seating needed to accommodate passengers connecting from other Midwest Airlines flights, Midwest Connect flights and the new codeshare partnership with Northwest Airlines, as well as additional demand stimulated by the added low-fare Saver seating. Overall, the implementation of seating choices is projected to generate $30-35 million in annualized revenue.

The addition of 11 seats on each of the airline’s 25 Boeing 717 aircraft will also reduce the airline’s unit costs by increasing capacity 12.5%. “This is an extremely cost-efficient way to add capacity, because it involves only a modest upfront capital investment and limited incremental operating costs,” explained Hoeksema. Had the new seating configuration on the Boeing 717s been in effect in 2006, Midwest Airlines’ cost per available seat mile excluding fuel of 7.22¢ would have been 6.77¢, a 6.3% improvement.*

“We are making these changes in response to a growing desire by customers to have more flexibility selecting the service attributes they desire,” added Scott R. Dickson, senior vice

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president and chief marketing officer. “Our customers have told us how much they appreciate Signature seating when they fly for business, but that they would like greater availability of lower-priced seats when flying for leisure. Now they will have a choice.”

For details regarding the new seating choices, visit http://www.midwestairlines.com/choice.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 51 cities. More information is available at http://www.midwestairlines.com.

* See appendix to Strategic Plan Update, May 2007 filed with the Securities and Exchange Commission on May 29, 2007.

This news release contains forward-looking statements about the results expected under the company’s strategic plan and that otherwise may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “projecting,” “expect,” “anticipate,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer, customer acceptance of the company’s strategic plan, the company’s ability to successfully implement the strategic plan, and the risk factors described in “Item 1A. Risk Factors” in the company’s “Annual Report on Form 10-K” for the year ended December 31, 2006.

Important Additional Information

Midwest has filed a definitive proxy statement on Schedule 14A (the “2007 Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with its Board of Directors’ solicitation of proxies to vote in favor of the slate of directors nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting of Shareholders, or any adjournment or postponement thereof. On May 16, 2007, Midwest began the process of mailing the 2007 Proxy Statement and a WHITE proxy card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by the Board of Directors and certain members of management as of March 26, 2007 is contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement (including any amendments or supplements to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.

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MIDWEST AIR GROUP

Strategic Plan Update

May 2007

Midwest's Strategic Plan

- Midwest's comprehensive strategic plan provides significant long-term value creation opportunities for shareholders
  - Numerous initiatives announced in 2007, some of which are already being implemented
  - Today announcing next major step in strategic plan

3

MIDWEST

Midwest's Strategic Plan

- Initiatives already being implemented
  - 50-seat regional jet program
    - Operated as Midwest Connect by SkyWest Airlines
    - 5 aircraft now in service; 15 by October
    - Projected $8-10 million per aircraft increase in annual revenue
  - Expanded Air Midwest codeshare
    - Projected $2-4 million increase in annual revenue
  - Numerous service and schedule enhancements, including new destinations and routes, increased frequency and aircraft upgrades

4

MIDWEST

Midwest's Strategic Plan

- Initiatives announced but not yet implemented
  - Addition of two MD-80 aircraft to Midwest Airlines fleet
    - Provides for new and increased long-range service beginning in Q2 2007
    - Projected $40-50 million increase in annual revenue
  - New codeshare partnership with Northwest Airlines
    - Adds 250 city pairs and 1,000 new flight options
    - Expected to launch in Q3 2007
    - Projected $10-20 million increase in annual revenue
  - Additional service and schedule enhancements

5

Midwest's Strategic Plan

- Initiatives still in planning
  - MD-80 fleet replacement and growth aircraft announcement
    - A320s or Boeing 737s
    - Decision expected by year-end
  - Additional codeshare partnerships
  - Service and schedule enhancements

6

MIDWEST

Newest Value-Creation Strategic Initiative

- Introducing choice of Signature and Saver seating on all Midwest Airlines flights
  - MD-80 aircraft: Expected availability in Fall 2007
  - Boeing 717 aircraft: Expected availability in mid-2008
- Builds on Midwest's legacy of differentiation to better serve customers
  - Provides opportunity to choose seating based on preference and cost; same award-winning service
- Helps enhance shareholder value by increasing revenue while reducing unit costs

7

MIDWEST

Key Features of New Seating Options

- MD-80 aircraft
  (longer-distance, leisure-oriented flights)
  - 12 wide Signature seats, arranged in three 2-by-2 rows, offering exceptional legroom
  - 132 Saver seats offering generous legroom, among roomiest coach seats in industry
  - All seats covered in Midwest's trademark brown leather
  - Signature seats available for incremental fee
  - Same onboard amenities and service offered to all passengers

8

Reconfigured MD-80

Current Configuration

147 Saver Seats

Reconfiguration

12 Signature Seats
132 Saver Seats

9

MIDWEST

Key Features of New Seating Options

- Boeing 717
  - 40 wide Signature seats, arranged in 10 2-by-2 rows; 36" pitch – 2-3" more legroom than current
  - 59 Saver seats offering generous legroom, among roomiest coach seats in industry
  - All seats covered in Midwest's trademark brown leather
  - More lower-fare seats to business markets with leisure demand
  - Signature seats automatically provided to passengers traveling on select unrestricted fares; other passengers can take advantage of Signature seating for incremental fee
  - Same onboard amenities and service offered to all passengers

10

Reconfigured 717

Current Configuration

88 Signature Seats

Reconfiguration

40 Signature Seats
59 Saver Seats

11

Projected Revenue Increase Would Enhance Long-Term Shareholder Value

- Current Saver markets
  - Sales of higher-value Signature seats
- Current Signature markets
  - Capture market share lost due to lack of capacity in high load factor and slot-constrained markets
  - Added capacity to accommodate passengers connecting from Midwest Airlines, Midwest Connect and new Northwest codeshare flights, as well as additional demand stimulated by added low-fare seating
- Projected $30-35 million increase in annualized revenue

12

MIDWEST

Projected Reduction in Unit Costs Would Enhance Long-Term Shareholder Value

- Addition of 11 seats on 25 Boeing 717 aircraft increases capacity by 12.5%
  - Extremely cost-effective way to add capacity
  - Modest upfront capital investment and limited incremental operating costs
- Had new seating configuration on Boeing 717s been in effect in 2006, Midwest Airlines' cost per available seat mile excluding fuel of 7.22¢ would have been 6.77¢, a 6.3% improvement*

* See appendix.

13

MIDWEST

Unique Competitive Advantage

- Offers seating options with same trademark Midwest service
  - Enhances experience for business travelers; adds low-fare seats for leisure travelers
  - No domestic airline currently offers as much (40% of aircraft) enhanced seating on any flight, allowing for modest price differential

14

Pro Forma CASM Excluding Fuel

Pursuant to Item 10 of Regulation S-K, the Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to the Company's most directly comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide the Company the ability to measure and monitor its performance both with and without the cost of aircraft fuel. Because the cost and availability of aircraft fuel are subject to many economic and political factors beyond the Company's control, it is the Company's view that the measurement and monitoring of performance without the volatility of fuel is important. The following table reconciles operating expenses excluding fuel and operating expenses per ASM excluding fuel, along with the Pro Forma adjustments to reconcile the anticipated seating reconfiguration of the Company's Boeing 717 fleet from 88 to 99 seats.

	2006	Pro Forma	
	As Reported	Add for 99 Seats	As Adjusted
Midwest Airlines Operations			
Total GAAP operating expenses ($000)	$ 568,259	$ 3,770	$ 572,029
ASMs (000)	5,040,712	393,550	5,434,262
CASM	$ 0.1127		$ 0.1053
Total GAAP operating expenses ($000)	$ 568,259	$ 3,770	$ 572,029
Less: aircraft fuel ($000)	$ 204,399		$ 204,399
Operating expenses excluding fuel ($000)	$ 363,860		$ 367,629
ASMs (000)	5,040,712	393,550	5,434,262
CASM excluding fuel	$ 0.0722		$ 0.0677

17

To:

All Midwest and Skyway Airlines Employees

Date:

May 29, 2007

From:

Timothy E. Hoeksema

Subject:

The Next Phase of Our Strategic Plan

Brings Choice to Customers

As you know, we routinely review all aspects of our product, including seating configuration, as part of our strategic planning process. That planning led to the introduction of our Saver Service in 2003, which has proved to be highly successful. Today, we are making an equally significant announcement: We will soon offer customers the choice of Signature and Saver seating on all Midwest Airlines flights. This dual-seating option will be available this fall on flights on our MD-8- aircraft and in mid-2008 on our Boeing 717 fleet.

As the latest phase of our strategic plan, this initiative builds on our long legacy of differentiation to better serve customers. It is also indicative of the continuing evolution of Midwest’s business model to meet changing marketing conditions. By providing seating options, we are providing customers the opportunity to make personal choices based on seating preference and cost, while still enjoying our award-winning service. Our dual-seating option is also expected to increase revenue while reducing unit costs. Overall, we project the new seating choices will generate $30-35 million in annualized revenue for our airline.

The new seating option on our MD-80 aircraft will feature 12 Signature seats, arranged in three rows of two-by-two, and 132 Saver seats. The new seating option on our Boeing 717 aircraft will feature 40 Signature seats, arranged in 10 rows of two-by-two, and 59 Saver seats. The Signature seats on the 717s will offer a 36” pitch – that’s 2-3 more inches of legroom than current 717 Signature seating. All seats – whether they’re on our MD-80s or our 717s – will be covered in our trademark brown leather. And of course, all passengers will receive the same onboard amenities and service.

Our dual-seating option represents an innovative approach for configuring single-class aircraft. Since our aircraft will have fewer seats per aircraft than comparable aircraft on other airlines, customers will still have more room and comfort no matter which seat they choose. On our Boeing 717 aircraft, 40 of the 99 seats will be Signature seats – no other airline offers as many enhanced seats on a domestic flight. And the legroom in the Saver seats will remain the same, offering more legroom than most other airlines’ coach seats. In fact, there will only be 11 “middle” seats on the 717 aircraft. No other airline can make the same claim.

Along with providing customers with greater choice, our dual-seating initiative will generate additional revenue from the sale of higher-value Signature seats. On our MD-80s, Signature seats will be available for an incremental fee. On our 717s, Signature seating will automatically be provided to passengers traveling on select unrestricted fares. Other passengers will be able to take advantage of Signature seating for an incremental fee.

Furthermore, added revenue generation is expected to result on current Signature routes from capturing market share currently lost due to lack of capacity in high load factor markets or those that are slot-constrained, like Washington, D.C. Reagan National and New York La Guardia. The added capacity will also provide the seating needed to accommodate passengers connecting from other Midwest Airlines flights, Midwest Connect flights and the new codeshare partnership with Northwest Airlines, as well as additional demand stimulated by the added low-fare Saver seating.

The addition of 11 seats on each of our 25 Boeing 717s will also reduce unit costs by increasing capacity 12.5%. This is an extremely cost-efficient way to add capacity, because it involves only a modest upfront capital investment and limited incremental operating costs. Had the new seating configuration on the Boeing 717s been in effect in 2006, Midwest Airlines’ cost per available seat mile excluding fuel of 7.22¢ would have been 6.77¢, a 6.3% improvement.*

The dual-seating initiative was seriously considered in 2003, extensively analyzed by Midwest and its consultants starting in 2005, and adopted as a critical element of our strategic plan in mid-2006. Timing of the implementation is being driven by enhancements in industry distribution technology, which are now in development. Schematic views of our new seating options are posted at www.midwestairlines.com/choice.

At Midwest Airlines, we have always listened to our customers. And more recently they have told us that they appreciate Signature seating when they fly for business, but when they go on vacation with their family and friends, they want greater availability of lower-priced seats. Now they will have the choice. And thanks to you, no matter which seating option they choose, our customers know they’ll receive “The best care in the air.” We’ll keep you informed when there is additional news to report regarding this announcement.

*See appendix to Strategic Plan Update, May 2007 filed with the Securities and Exchange Commission on May 29, 2007.

This memo contains forward-looking statements about the results expected under the company’s strategic plan and that otherwise may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “projecting,” “expect,” “anticipate,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer, customer acceptance of the company’s strategic plan, the company’s ability to successfully implement the strategic plan, and the risk factors described in “Item 1A. Risk Factors” in the company’s “Annual Report on Form 10-K” for the year ended December 31, 2006.

Important Additional Information

Midwest has filed a definitive proxy statement on Schedule 14A (the “2007 Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with its Board of Directors’ solicitation of proxies to vote in favor of the slate of directors nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting of Shareholders, or any adjournment or postponement thereof. On May 16, 2007, Midwest began the process of mailing the 2007 Proxy Statement and a WHITE proxy card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by the Board of Directors and certain members of management as of March 26, 2007 is contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement (including any amendments or supplements to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.